SECURITIES AND EXCHANGE COMMISSION
                           Washington D.C. 20549



                                 FORM 8-K



                              CURRENT REPORT

                  PURSUANT TO SECTION 13 OR 15(d) OF THE

                      SECURITIES EXCHANGE ACT OF 1934



                      Commission file Number 0-17536



   Date of Report (Date of earliest event reported)    October 6, 1997


                       SEVENSON ENVIRONMENTAL SERVICES, INC.
          (Exact name of registrant as specified in its charter)


               Delaware                              16-1091535
(State or other jurisdiction of                    (I.R.S. Employer
incorporation or organization)                     Identification No.)


                            2749 Lockport Road
                               P.O. Box 396
                            Niagara Falls, NY             14302
          (Address of principal executive offices)      (Zip Code)



   (Registrant's telephone number, including area code)  (716) 284-0431


                          NOT APPLICABLE
(Former name, former address and former fiscal year, if changed since last report)













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Item 5.   Other Events

     Sevenson Environmental Services, Inc. (the "Company"), a Delaware corporation, has declared a eight-for-five stock split in the form of a 60% stock dividend, payable on October 27, 1997 to stockholders of record as of October 20, 1997. The stock dividend is payable in Common Stock, on the outstanding Common Stock of the Company, and payable in Class B Common Stock, on the outstanding Class B Common Stock of the Company.

     Stockholders will receive three additional shares of Common Stock or Class B Common Stock for each five shares of Common Stock or Class B Common Stock they hold on the record date. In lieu of fractional shares, each stockholder will be paid a cash equivalent based on the average of the bid and ask prices of the Company's Common Stock on the record date.


Item 7.   Exhibits

     (a) Attached as an exhibit is the Company's press release announcing the stock split in the form of a stock dividend.

































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                           SIGNATURES


          Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on behalf of the undersigned hereunto duly authorized.


                            SEVENSON ENVIRONMENTAL SERVICES, INC.


Date:  October 6, 1997      By /s/ William J. McDermott
                              William J. McDermott
                              Vice President and
                              Secretary











































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
Exhibit (a)                                       NEWS RELEASE



Contact:  William J. McDermott
          Vice President - Finance
          (716) 284-0431


                                        For Immediate Release


              SEVENSON ENVIRONMENTAL SERVICES, INC.
               DECLARES EIGHT-FOR-FIVE STOCK SPLIT
               IN THE FORM OF A 60% STOCK DIVIDEND


Niagara Falls, NY, October 7, 1997 -- The Board of Directors of Sevenson Environmental Services, Inc. (NASDAQ/NMS-SEVN) yesterday declared an eight-for-five stock split in the form of a 60% stock dividend, payable in Common Stock, on the outstanding Common Stock of Sevenson, and payable in Class B Common Stock, on the outstanding Class B Common Stock of Sevenson. The stock dividend is payable on October 27, 1997 to stockholders of record as of October 20, 1997.

Stockholders will receive three additional shares of Common Stock or Class B Common Stock for each five shares of Common Stock or Class B Common Stock they hold on the record date. In lieu of fractional shares, each stockholder will be paid a cash equivalent based on the average of the bid and ask prices of Sevenson's Common Stock on the record date.

It is anticipated that Sevenson will issue approximately 1,169,205 new shares of Common Stock and 2,818,965 shares of Class B Common Stock. Total shares outstanding will increase to approximately 2,601,240 shares of Common Stock and 7,517,240 shares of Class B Common Stock. (All per share amounts will be retroactively adjusted to reflect the stock dividend).

Sevenson's President, Michael A. Elia, said, "The Board's action yesterday is intended to increase the public float in our shares in anticipation of NASDAQ's new public float requirement which becomes effective early next year. It is also expected that the increase in shares and resulting lower share price will enhance share value by increasing liquidity and trading".

Management anticipates Sevenson's next regular quarterly cash dividend will be paid on December 1, 1997, and expects the current dividend rate of 5-1/2 cents per share will be adjusted proportionately to reflect the split.

Sevenson provides a comprehensive range of field services for the remediation of sites and facilities contaminated by hazardous materials. Sevenson, which is headquartered in Niagara Falls, New York, operates in the United States and Canada. Since entering the site remediation business in 1979, Sevenson has performed over 600 projects including projects at the Love Canal and 60 other Superfund sites.

                    Corporate Headquarters:  Niagara Falls, NY
                                             (716) 284-0431




















































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